Exhibit 99.1

Apple Hospitality REIT Announces Dates for First Quarter 2020 Earnings Release and Conference Call

RICHMOND, Va. (May 6, 2020) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company”) today announced that it plans to report first quarter 2020 financial results after the market closes on Monday, May 18, 2020, and host a conference call for investors and interested parties at 10:00 a.m. Eastern Time on Tuesday, May 19, 2020, to discuss the results.

The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com.

A replay of the call will be available from approximately 1:00 p.m. Eastern Time on May 19, 2020, through 11:59 p.m. Eastern Time on June 9, 2020. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13703414. In addition, an archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 233 hotels with more than 29,700 guest rooms located in 87 markets throughout 34 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 104 Marriott-branded hotels, 126 Hilton-branded hotels, one Hyatt-branded hotel and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.